FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2021

BIOADAPTIVES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54949	46-2592228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2620 Regatta Drive, Suite 102

Las Vegas, Nevada 89128

(Address of Principal Executive Office) (Zip Code)

(702) 659-8829

Registrant's telephone number, including area code:

N/A

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

1. Employment Contracts – Charles Townsend, Robert Ellis and Ronald Lambrecht

The information set out in Item 5.02 is incorporated in its entirety herein by reference. The contracts are provided as Exhibits 10.1(1), 10.1(2) and 10.1(3).

2. 2021 Equity Incentive Plan

Effective May 31, 2021, the Company adopted its 2021 Equity Incentive Plan. The Plan provides the Company with the ability to offer officers, directors and employees RSUs, SARs and other forms of non-cash compensation, including deferred compensation, and for a common stock bonus pool of up to 1.5% of the Company’s total issued and outstanding shares for distribution at the Board’s discretion. In accordance with Internal Revenue Service regulations, the Plan was approved by consent of the holders of a majority of the Company’s voting shares, including the holders of the preferred stock. A copy of the Plan is furnished herewith as an Exhibit 10.1(4).

3. Marketing Plans

During May 2021, the Company entered into agreements with J Ramsdell Consulting, Syracuse, New York, and The Dropup Agency, Dallas, Texas, to provide social media management and distribution services with respect to selected products. J Ramsdell and Dropup will repackage existing video and print materials and arrange distribution of this re-formatted content through the Company’s existing social media accounts, influencers, and existing forums, news groups and other accounts associated with or represented by each agency. The Company intends to target specific markets with its social media outreach efforts, demonstrating the specific, discipline-related benefits from use.

ITEM 5.02 APPOINTMENT OF OFFICERS AND DIRECTORS

Effective May 31, 2021, the Company entered into an Employment Contract with Charles Townsend to serve as its Chief Operating Officer. The Contract provides for a 12-month term and for payment of an annual salary of $100,000, payable in Restricted Stock Units calculated based on the closing market price of the Company’s shares as of the effective date. A copy of the Contract is furnished herewith as Exhibit 10.1. Mr. Townsend was also appointed as a director.

Mr. Townsend, 75, has a Bachelor of Arts degree in accounting from the University of Texas and a Master of Business Administration from the University of North Texas. He previously served in the U.S. Navy Submarine Force. Mr. Townsend was a cost accounting manager, comptroller, and Chief Financial Officer for several private and public companies, including NYSE and OTC companies but in the past ten years has not been an officer or director of any publicly traded company. Mr. Townsend’s consulting work has emphasized enterprise marketing programs, predominantly in the telecommunications and home security industries. He most recently was employed by the US Department of Commerce as a District Census Manager for the 2020 US Census. Mr. Townsend is employed under a one-year Employment Contract, a copy of which is provided herewith as an exhibit.

Effective May 31, 2021, the Company entered into an Employment Contract with Robert Ellis, to continue his service as the Company’s President. The Contract provides for a 12-month term and for payment of an annual salary of $100,000, payable in Restricted Stock Units calculated based on the closing market price of the Company’s shares each quarter. Mr. Ellis was also appointed as a director. Mr. Ellis’ biographical information is provided in the Company’s most recent Form 10-K.

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Effective May 31, 2021, the Company entered into an Employment Contract with Ronald Lambrecht, to continue his service as its Chief Financial Officer. The Contract provides for a 12-month term and for payment of an annual salary of $80,000, payable in Restricted Stock Units calculated based on the closing market price of the Company’s shares each quarter. Mr. Lambrecht’s biographical information is provided in the Company’s most recent Form 10-K.

Item 7.01 Regulation FD Disclosure

The Company issued a press release on June 4, 2021, announcing the commencement of the marketing plan discussed herein and another press release on June 10, 2021, announcing the management additions and re-appointments discussed herein.

Copies of these press releases are furnished as Exhibits 99.1(1) and 99.1(2) to this Current Report on Form 8-K.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 is being furnished and shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of the Company, under the Securities Act of 1933, or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01 EXHIBITS

9.01(d)

Number	Description
Exhibit 10.1(1)	May 31, 2021, Townsend Employment Contract
Exhibit 10.1(2)	May 31, 2021, Ellis Employment Contract
Exhibit 10.1(3)	May 31, 2021, Lambrecht Employment Contract
Exhibit 10.1(4)	May 21, 2021, 2021 Equity Incentive Plan
Exhibit 99.1(1)	June 4, 2021 Press Release
Exhibit 99.1(2)	June 10, 2021 Press Release

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SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BioAdaptives, Inc.

June 11, 2021	By:	/s/ Robert Ellis
Robert Ellis, President

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